Exhibit 99.1

Gryphon Gold Sets Record Date and Meeting Date For
Annual General Meeting

Vancouver, B.C. June 11, 2009 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announces the record and meeting date for Annual General Meeting.

Record Date:

July 6, 2009

Meeting Date:

September 3, 2009

Location:

Borden Ladner Gervais
1200 Waterfront Centre
200 Burrard Street
Vancouver, BC
 V7X 1T2

Time:

2:00 pm

For further information contact:

Lisanna Lewis, Corporate Controller & Treasurer
Ph. 604-261-2229
E-mail: llewis@gryphongold.com
www.gryphongold.com

This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to our planned exploration program. Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles "Risk Factors and Uncertainties" in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com).  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.